EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Zhou Gui Bin, , Chief Executive Officer of Resort Savers, Inc., certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Resort Savers, Inc. on Form 10-K for the fiscal year ended January 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: May 16, 2017

By:	/s/ Zhou Gui Bin
Zhou Gui Bin
Chief Executive Officer (Principal Executive Officer)

I, Zhou Wei, , Chief Financial Officer of Resort Savers, Inc., certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Resort Savers, Inc. on Form 10-K for the fiscal year ended January 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Resort Savers, Inc. at the dates and for the periods indicated.

Date: May 16, 2017

By:	/s/ Zhou Wei
Zhou Wei
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Resort Savers, Inc. and will be retained by Resort Savers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.